AGREEMENT

Dated Effective as of June 29, 2001

By and Among

DARLING INTERNATIONAL INC., as Borrower

FLEET NATIONAL BANK, as Resigning Agent,

CREDIT LYONNAIS NEW YORK BRANCH, as Successor Agent

and

The Banks described herein

AGREEMENT

        This AGREEMENT, dated effective as of June 29, 2001, is entered into by and among DARLING INTERNATIONAL INC., a Delaware corporation (“Borrower”), the Banks (herein so called) party to the hereinafter defined Existing Credit Agreement, FLEET NATIONAL BANK, in its capacity as the existing Agent for the Banks under the Existing Credit Agreement (in such capacity, the “Resigning Agent”) and CREDIT LYONNAIS NEW YORK BRANCH, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the laws of the Republic of France, in its capacity as successor agent for the Banks (“Successor Agent”).

R E C I T A L S:

        A. Borrower, Banks, the Co-Agents named therein, and Resigning Agent are parties to that certain Amended and Restated Credit Agreement date effective as of January  22, 1999 (as the same may have been heretofore amended, supplemented or modified, herein referred to as the “Existing Credit Agreement”).

        B. Resigning Agent has notified Borrower and the Banks of its resignation as Agent under the Existing Credit Agreement in accordance with the provisions of Section 13.7 thereof. Resigning Agent, Borrower and the Banks have requested that Successor Agent succeed Resigning Agent as the Agent under the Existing Credit Agreement and Successor Agent is willing to become the Agent under the Existing Credit Agreement upon the terms and conditions set forth herein.

        C. Certain Defaults (as defined in the Existing Credit Agreement) under the Existing Credit Agreement have occurred and are continuing or have been asserted by the Banks, and as a result of such Defaults, Borrower has requested that Resigning Agent, Successor Agent and the Banks forbear from exercising their remedies under the Existing Credit Agreement and the Existing Loan Documents (hereinafter defined) for a limited period of time, and Resigning Agent, Successor Agent and the Banks are agreeable to such forbearance in reliance on and subject to the representations, warranties, covenants, agreements and undertakings of the Borrower under this Agreement, and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual benefits hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

        1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        “Additional Loan Documents” means those certain mortgages, deeds of trust, security agreements, financing statements and other instruments, documents and agreements described on Exhibit A attached hereto, as any of the foregoing may from time to time be modified, amended or supplemented.

        “Agreement” shall mean this Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

        “Agreement Default” shall mean (i) any Event of Default other than an Existing Default, (ii) any default by Borrower in the observance or performance of any term or covenant set forth in this Agreement or any Additional Loan Document, (iii) any material inaccuracy or omission in any of the representations or warranties of Borrower set forth in this Agreement or any Additional Loan Document as of the date when made or deemed made, (iv) this Agreement or any Additional Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or the Borrower shall deny that it has any further liability or obligation under this Agreement or such Additional Loan Document, or (v) the occurrence of any other event or circumstance expressly set forth in this Agreement to constitute an “Agreement Default” in Section 7.4 hereof.

        “Borrower” shall have the meaning assigned to such term in the first paragraph of this Agreement.

        “Cash Budget” shall mean, for the period of time from June  18, 2001, through October 31, 2001, the financial budget and projection, by week, of Borrower and its Subsidiaries, attached as Exhibit B hereto, which Cash Budget has been prepared by or under the direction of the Chief Financial Officer of Borrower and certified by the Chief Financial Officer of Borrower, and which shall be in form and content reasonably satisfactory to Successor Agent.

        “Cash Budget Reconciliation Period” shall mean each period of time from the Closing Date through the close of business on Friday of each week occurring during the Forbearance Period, commencing with the period from the Closing Date through the close of business on July 28, 2001.

        “Cash Budget Monthly Reconciliation” shall mean, for each calendar month during the Forbearance Period, an itemized comparison of the actual cash receipts and cash expenditures (by line item) of Borrower and its Subsidiaries for such month to those estimated in the Cash Budget, together with an explanation, in reasonable detail, of any variance for any item which exceeds ± 10%, all as prepared and certified by the Chief Financial Officer of Borrower and in form and content reasonably satisfactory to Successor Agent.

        “Cash Budget Weekly Reconciliation” shall mean, for any week during the Forbearance Period, a comparison of the actual total cash receipts and cash expenditures of Borrower and its Subsidiaries for such week to those estimated in the Cash Budget, together with an explanation, in reasonable detail, of any variance for either item which exceeds ± 10%, all as prepared and certified by the Chief Financial Officer of Borrower and in form and content reasonably satisfactory to Successor Agent.

        “Closing Date” shall mean the first date on which all of the conditions precedent set forth in Section 8.1 have been satisfied or waived in writing by Successor Agent as provided therein; provided, however, that this Agreement shall terminate and be of no further force and effect if the Closing Date has not occurred on or before July 5, 2001.

        “"Collateral Agent" ” shall have the meaning assigned to such term in Section 5.2.

        “ "Consultants"” shall have the meaning assigned to such term in Section 7.6.

        “Default Rights” shall mean all rights and remedies of Resigning Agent, Collateral Agent, Funding Agent, Successor Agent or any Bank, in respect of any Default or Agreement Default, under the Existing Credit Agreement or this Agreement (or any document related thereto including the Existing Loan Documents and the Additional Loan Documents).

        “"Deferred Interest"” shall have the meaning set forth in Section 4.2.

        “Existing Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

        “ "Existing Defaults"” shall have the meaning assigned to such term in Section 2.2.

        “Existing Loan Documents” shall mean the existing documents and instruments collectively defined as “Loan Documents” under the Existing Credit Agreement.

        “Fees” shall mean all fees and expenses incurred by Resigning Agent, Successor Agent and Banks payable pursuant to Section 14.1 of the Existing Credit Agreement and Section 9.7(a) of this Agreement.

        “ "Funding Agent" ” shall have the meaning assigned to such term in Section 5.2.

        “"Forbearance" ” shall mean the events and transactions described in Article IV hereof.

        “Forbearance Period” shall mean the period of time from and including the Closing Date to, but excluding, October  31, 2001.

        “Lending Relationship” shall refer to this Agreement, the Existing Credit Agreement, and the other Existing Loan Documents and the Additional Loan Documents, together with any and all negotiations, discussions, acts, omissions, renewals, extensions, and other agreements or events related to this Agreement, the Existing Credit Agreement, and the other Existing Loan Documents and Additional Loan Documents, the parties’ obligations thereunder and the transactions contemplated thereby, including, without limitation, any such negotiations, discussions, acts, omissions, renewals, extensions, other agreements or events that may occur on or after the date hereof and the instruments and documents executed and delivered in connection herewith or relating hereto.

        “Released Claims” shall mean any and all claims (including, without limitation, any liabilities, damages, demands and causes of action arising therefrom), whether (a) at law or in equity, (b) on the alleged commission of a tort, (c) on the alleged breach (or anticipatory breach or repudiation) of any contract, duty, or warranty (whether oral or written, express or implied), (d) on the alleged violation of any statute, tariff, or regulation (whether promulgated by the United States, any state thereof, any foreign state or country, or any other governmental agency or entity, wherever located), or (e) on any other factual, legal or equitable theory, including, without limitation, any claim for damages of any type or nature, for injunctive or other relief, for attorneys’ fees, interest or any other liability whatsoever on any theory, including, without limitation, any loss, cost or damage in connection with or based upon “lender liability”, unfair dealing, duress, coercion, control or undue influence, extortion or commercial bribery, breach of an implied covenant or duty of good faith and fair dealing, material misrepresentation or omission, overreaching, unconscionability, conflict of interest, bad faith, malpractice, disparate bargaining position, detrimental reliance, promissory estoppel, estoppel by deed, waiver, laches, or any other equitable theory, equitable subordination, breach of fiduciary duty or any other duty, or tortious inducement to commit such breach, tortious interference with contract or prospective business relations, negligent performance of contractual obligations, or other theories of negligence, negligent or intentional infliction of emotional distress, slander, libel, other defamation, fraudulent transfer, conversion, trespass to (or clouding the title of) property, usury, violations of the Racketeer Influenced and Corrupt Organizations Act, deceptive trade practices, conspiracy, or any theory of liability as partners or joint venturers, that any Releasing Party may have as of the date hereof against any Released Party with respect to the Lending Relationship.

        “Released Party” shall mean each of the Resigning Agent, the Successor Agent, the Funding Agent, the Collateral Agent the Co-Agents, the Banks and their respective predecessors, successors, assigns, directors, officers, partners, employees, agents, attorneys, principals and Affiliates and all Consultants or other Persons liable or who might be claimed to be liable on their behalf (collectively, the “Released Parties”).

        “Releasing Party” shall mean Borrower and each of its predecessors, successors, assigns, directors, officers, partners, employees, agents, attorneys, principals, Affiliates and all other Persons who might now have or in the future may have a claim against any Released Party (collectively, the “Releasing Parties”).

        “Resigning Agent” shall have the meaning assigned to such term in the first paragraph of this Agreement

        “Successor Agent” shall have the meaning assigned to such term in the first paragraph of this Agreement.

        “ "Transition Period" ” shall have the meaning assigned to such term in Section 5.2.

        1.2 Capitalized Terms. Capitalized terms defined elsewhere in this Agreement shall, unless the context otherwise requires, have the same meanings in all provisions of this Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

        1.3 Certain Terms. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. Unless the context otherwise requires, references herein to an Exhibit, Schedule, Article, Section, subsection or clause shall refer to the appropriate Exhibit, Schedule, Article, Section, subsection or clause in this Agreement.

        1.4 Gender. Whenever from the context it appears appropriate, pronouns stated in the masculine, feminine or neuter gender, shall include the masculine, feminine and the neuter.

ARTICLE II.

ACKNOWLEDGMENT OF INDEBTEDNESS; NO DEFENSES

        2.1 Amount of Indebtedness. Borrower, Resigning Agent, Successor Agent and the Banks hereby acknowledge and agree that (i) the amount of the outstanding principal balance, accrued but unpaid interest, accrued and outstanding Letter of Credit fees, commitment fees, and the Letter of Credit Liabilities are as set forth on Schedule 2.1 hereof (as of the date specified on such Schedule 2.1, and before giving effect to the making of the Revolving Loans and application thereof to repay the outstanding Swingline Loans as described in Section 8.1(j)). Outstanding principal of the Loans shall continue to accrue interest, and Letter of Credit fees on outstanding Letters of Credit shall be payable at the applicable rates specified herein.

        2.2 Acknowledgment of Existing Defaults. Borrower hereby acknowledges and agrees that (i) the Banks have alleged that due to Borrower’s failure to comply with the terms of the Existing Credit Agreement as described in that certain letter from Resigning Agent to Borrower dated April  9, 2001 (the “Asserted Default”), (ii) due to Borrower’s admission to Resigning Agent, Successor Agent and the Banks that it is unable to repay the outstanding Primary Obligations on the Termination Date, and (iii) due to Borrower’s admission to Resigning Agent, Successor Agent and the Banks that it may be unable to comply with some or all of the covenants contained in Sections 11.1 through 11.4 of the Existing Credit Agreement as of the last day of Borrower’s second Fiscal Quarter of Fiscal Year 2001 (collectively, the “Existing Defaults”), Defaults have occurred and are continuing or will occur under the Existing Credit Agreement. In addition, Borrower acknowledges and agrees that, as of the date hereof, Resigning Agent and the Banks are entitled to exercise any and all remedies that they may have as set forth in the Existing Credit Agreement and the Existing Loan Documents, or otherwise provided at law or in equity, against Borrower with respect to the Existing Defaults. Nothing contained herein, however, shall be construed as an admission by Borrower that any Default or Event of Default has occurred as a result of the events or circumstances giving rise to the Asserted Default.

        2.3 Acknowledgment of Obligations; No Offsets or Defenses. Borrower hereby acknowledges and agrees that the Obligations are valid and binding obligations of Borrower and there are no claims or offsets against, or defenses or counterclaims to, the Obligations.

        2.4 Acknowledgment of Termination Date. Borrower acknowledges, reaffirms and agrees that, except as otherwise expressly provided herein (i) neither the Resigning Agent, Successor Agent nor any Bank has or shall have any obligation to make further advances or issue any Letter of Credit in respect of the Existing Credit Agreement on and after June 30, 2001, (ii) the Banks’ Commitments under the terms of the Existing Credit Agreement terminate on June 30, 2001, and (iii) all outstanding amount of the Obligations arising under the Existing Credit Agreement and the Existing Loan Documents, including, without limitation, the entire principal balance of the Loans and all accrued and unpaid interest thereon are due and payable in full on June 30, 2001.

ARTICLE III.

FORBEARANCE BY AGENT AND LENDERS

        3.1 Forbearance. Until the termination of this Agreement in accordance with Section 9.1, Resigning Agent, Successor Agent and the Banks will forbear from exercising their respective Default Rights with respect to any Existing Default.

        3.2 No Waiver of Rights. Acceptance by Resigning Agent, Successor Agent or any Bank of any payments or property hereunder or forbearance by Resigning Agent, Successor Agent or any Bank pursuant to the terms of this Agreement shall not be construed to be a waiver of any default (including any Existing Default) or a waiver of any rights of Resigning Agent, Successor Agent or any Bank in accordance with the Existing Credit Agreement, the Existing Loan Documents or the Additional Loan Documents; and Borrower acknowledges and agrees that Resigning Agent, Successor Agent and the Banks shall retain all Default Rights and shall be permitted to exercise and enforce such Default Rights upon the termination of this Agreement in accordance with Section 9.1. Borrower further agrees that any exercise of Default Rights by Resigning Agent, Successor Agent or any Bank upon termination of this Agreement shall not be affected by reason of the forbearance provided for herein and Borrower shall not assert as a defense thereto the passage of time, course of dealing, estoppel, laches or any statute of limitations.

        3.3 Limited Scope of Agreement. Except as otherwise expressly set forth herein, all obligations of the Borrower under the Existing Credit Agreement, the Existing Loan Documents and the Additional Loan Documents shall remain in full force and effect as written and shall be enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally. Borrower acknowledges and agrees that, except as specifically set forth in Section 3.1, neither Resigning Agent, Successor Agent nor any Bank has made any agreement to forbear from exercising or enforcing any rights or remedies it may have as a result of any other failure by Borrower to comply fully with the Existing Credit Agreement, the Existing Loan Documents, the Additional Loan Documents or the terms of this Agreement or upon the occurrence of an Agreement Default.

ARTICLE IV.

TERMS OF FORBEARANCE

        4.1 Commitment During Forbearance Period. During the Forbearance Period, and provided that no Agreement Default has occurred and is continuing, (i) the aggregate Revolving Commitments of the Banks shall be $128,500,000, inclusive of a reduced Swingline Commitment of $5,000,000, and (ii) Borrower may continue to request Loans and Letters of Credit under and pursuant to the terms and provisions of the Credit Agreement up to the amount of such Commitments (provided, however, that (a) no Letter of Credit shall be issued during the Transition Period, (b) no Letter of Credit issued during the remainder of the Forbearance Period shall expire after the last day of the Forbearance Period, and (c) that certain Letter of Credit in the face amount of $750,000.00, with an expiry date of May 26, 2002, in favor of the Commissioner of Insurance for the state of Colorado, shall not be included in the calculation of the Outstanding Revolving Credit during the Forbearance Period for so long as an amount in immediately available funds equal to the then established Contingent Primary Obligations associated with such Letter of Credit remains subject to a first and prior security interest and pledge to Successor Agent or Collateral Agent, as applicable to secure the Obligations, such funds to be held in a cash collateral account without any rights of withdrawal by the Borrower).

        4.2 Interest; LC Fees. Effective as of the Closing Date, all Loans shall accrue interest at the Default Rate, and the Letter of Credit fees payable to the Banks pursuant to Section 2.7(c) of the Existing Credit Agreement shall be modified to be equal to 3.0% per annum (plus a fronting fee in an amount equal to (i) that specified in the Existing Credit Agreement if to Funding Agent as issuer of any Letters of Credit outstanding on the Closing Date, and (ii) 0.125% per annum if to Successor Agent as issuer). During the Forbearance Period, all accrued interest on the Loans and accrued Letter of Credit and commitment fees shall be due and payable, in immediately available funds, on each Quarterly Payment Date, commencing June 30, 2001; provided, however, that all such accrued interest on the Loans in excess of the Base Rate plus 1.0% (herein, the “Deferred Interest”) shall not be required to be paid on such Quarterly Payment Dates and such Deferred Interest, together with all Loans and other Obligations arising under or related to the Existing Credit Agreement, the Existing Loan Documents, this Agreement and the Additional Loan Documents and all accrued and unpaid interest thereon, shall be due and payable in full and in immediately available funds on the date that this Agreement terminates in accordance with Section 9.1.

        4.3 Modification to Mandatory Prepayments. As of the Closing Date, Section 5.4(b)(i)(A)(2) of the Existing Credit Agreement is hereby modified and amended to substitute and replace the amount “One Hundred Thousand Dollars ($100,000)” appearing therein with the amount “Fifty Thousand Dollars ($50,000).”

        4.4 Compliance with Existing Loan Documents; Additional Covenants. Unless expressly modified or amended herein, Borrower shall comply with, and shall continue to be bound by, each of the terms and provisions contained in the Existing Credit Agreement and the Existing Loan Documents to which it is a party (provided, however, that nothing contained herein shall require Borrower to comply with the covenants in Section 11.1 through 11.4 of the Existing Credit Agreement during the Forbearance Period). In addition, Borrower shall comply with, and shall be bound by, each of the terms and provisions contained herein and in the Additional Loan Documents to which it is a party.

        4.5 Closing Payment. Borrower shall pay to Successor Agent on the Closing Date, in immediately available funds, an amount equal to $150,000.00 (the “Expense Deposit”), which amount shall be held by Successor Agent as an expense deposit and may be applied to repay the reimbursable expenses of Successor Agent’s counsel and other Consultants to the extent not otherwise timely paid by Borrower as required hereunder. In addition, Borrower shall pay to Resigning Agent on the Closing Date, in immediately available funds, an amount equal to $25,000.00 (the “Fleet Expense Deposit”), which amount shall be held by Resigning Agent as an expense deposit and may be applied to repay the reimbursable expenses of Resigning Agent’s counsel and other Consultants to the extent not otherwise timely paid by Borrower as required hereunder. Within three (3) business days after notice from (i) Successor Agent, Borrower shall replenish any portion of the Expense Deposit so applied, and (ii) Resigning Agent, Borrower shall replenish any portion of the Fleet Expense Deposit so applied. From time to time, Successor Agent may require that Borrower maintain a greater Expense Deposit than that provided herein to more appropriately reflect estimated amounts of reimbursable expenses. Nothing provided herein with respect to such Expense Deposit or the Fleet Expense Deposit, however, shall limit or reduce Borrower’s obligations and indebtedness to reimburse Resigning Agent or Successor Agent for the entire amount of its out-of-pocket costs and expenses as provided in Section 9.7(a) hereof and Section 14.1 of the Existing Credit Agreement.

        4.6 Forbearance Fee. On the last day of the Forbearance Period, Borrower shall pay to Successor Agent, for the ratable benefit of the Banks and in immediately available funds, a fee in an amount equal to $1,285,000, which fee shall be fully earned on the Closing Date, shall constitute a liquidated portion of the Primary Obligations (and not Contingent Primary Obligations) and shall be non-refundable once paid.

ARTICLE V.

TRANSITION OF AGENCY

        5.1 Appointment of Successor Agent. Each Bank hereby appoints and authorizes Credit Lyonnais New York Branch to succeed Resigning Agent and to act as its agent and to act as its Approved Bank Affiliates’ agent under the Existing Credit Agreement, the Existing Loan Documents, this Agreement and the Additional Loan Documents with such powers as are specifically delegated to the “Agent” by the terms thereof, together with such other powers as are reasonably incidental thereto. From and after the date hereof, Successor Agent shall be entitled to all of the rights, powers, privileges, immunities and benefits and, except as otherwise provided in Section 5.2 of this Agreement, shall assume all of the duties and contractual obligations of the “Agent” under the Existing Credit Agreement, the Existing Loan Documents, this Agreement and the Additional Loan Documents. Without limiting the generality of the preceding sentence, each Bank hereby ratifies, reaffirms and agrees that Successor Agent shall be entitled to the indemnification provided to the “Agent” by the Banks in accordance with the terms and provisions of Section 13.4 of the Existing Credit Agreement. Borrower hereby acknowledges and consents to the appointment of Successor Agent as herein provided.

        5.2 Appointment of Funding Agent; Collateral Agent. Notwithstanding the appointment of Successor Agent to act as Agent for the Banks under the Existing Credit Agreement, the Existing Loan Documents, this Agreement and the Additional Loan Documents, in order to minimize the administrative cost and expense associated with the transfer of certain of the duties and responsibilities of the Agent under the Existing Credit Agreement and the Existing Loan Documents from Resigning Agent to Successor Agent, the parties hereby agree as follows:

(a) Resigning Agent shall continue to be the issuer of any existing Letters of Credit issued and outstanding on the Closing Date under the Existing Credit Agreement until the earlier to occur of the expiry of such Letters of Credit or the date upon which Successor Agent has issued a replacement Letter of Credit therefor which has been accepted by the beneficiary thereof (and such beneficiary has returned the original of such Letter of Credit issued by Resigning Agent) and shall serve as the Swingline lender for any Swingline Loans and shall process all repayments and advances made for a period of time not to exceed the first thirty (30) days of the Forbearance Period (the “Transition Period”) in accordance with the terms of the Existing Credit Agreement, as modified by this Agreement (in such capacity, Resigning Agent is herein referred to as the “Funding Agent”). After the Transition Period, Successor Agent shall succeed to such responsibilities of the Funding Agent and the Resigning Agent shall no longer have any duties as Funding Agent hereunder. Funding Agent shall provide such reports and other information to Borrower, Successor Agent and the Banks consistent with its past practice for these activities. Funding Agent shall be entitled to (i) reimbursement by Borrower for draws under any such outstanding Letters of Credit issued by it and repayment by Borrower of any Swingline Loans made by it hereunder, and (ii) if not previously reimbursed or repaid by Borrower, require each Bank to fund its participation in such Letter of Credit Liabilities or Swingline Loans, all in accordance with the applicable terms and provisions of the Existing Credit Agreement (with the Funding Agent being deemed to be the “Agent” for such purposes). Each Bank hereby appoints and authorizes Resigning Agent to act as its funding agent during the Transition Period under the Existing Credit Agreement, the Existing Loan Documents, this Agreement and the Additional Loan Documents with such powers as are specifically delegated to it by the terms hereof, together with such other powers as are reasonably incident thereto.

(b) During the Transition Period, (i) Borrower and Successor Agent shall establish a corporate sweep account and a master concentration account with Successor Agent similar to those accounts currently maintained by Resigning Agent, and (ii) appropriate documentation and notices shall be executed and delivered in order to cause all funds from the Lockbox Accounts and other funds currently deposited into such accounts with Resigning Agent or otherwise held by Resigning Agent as Collateral to be deposited into those established with Successor Agent. Resigning Agent shall agree to maintain its corporate sweep account and master concentration account after the end of the Transition Period (until the earlier to occur of (i) August 31, 2001, or (ii) the date Borrower, Successor Agent and Resigning Agent have determined that no further deposits or other activity is likely with respect thereto) during which Resigning Agent shall forward (on a daily basis) all collected balances received in such accounts to the corresponding accounts at Successor Agent. Borrower agrees to (i) pay when due all Deposit and Cash Management Services Obligations owed to either Resigning Agent or Successor Agent, and (ii) execute all such agreements, authorizations and other documents requested by Resigning Agent, Successor Agent or any Bank party to a Lockbox Agreement, with respect to the Deposit and Cash Management Services contemplated herein.

(c) Resigning Agent and Borrower shall cooperate with Successor Agent to properly reflect the change of Agent with respect to the Collateral and shall promptly execute and deliver any documentation reasonably requested from time to time by Successor Agent in order to preserve and protect the Liens in favor of the Banks on such Collateral; provided, however, that at the request of Successor Agent, (i) Resigning Agent shall remain the mortgagee, assignee and secured party of record during the Forbearance Period as the collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Banks with respect to all or any portion of the Collateral, (ii) any and all mortgages, security agreements, financing statements, control agreements and other documents, instruments and agreements creating, evidencing or relating to any Liens on such Collateral held by Resigning Agent as “Agent” for the Banks, shall be and be deemed to be modified and supplemented such that such Liens shall be held by Resigning Agent as “Collateral Agent” for the Banks as provided herein, and (iii) Collateral Agent shall take such actions as directed by Successor Agent with respect to the release or modification of, or the exercise of any rights or remedies regarding any such Collateral. Resigning Agent and Borrower shall promptly execute and deliver any documentation requested from time to time by Successor Agent to evidence such Resigning Agent’s capacity as collateral agent for the Banks. Each Bank hereby appoints and authorizes Resigning Agent to act as its collateral agent and to act as its Approved Bank Affiliates’ collateral agent under the Existing Credit Agreement, the Existing Loan Documents, this Agreement and the Additional Loan Documents with such powers as are specifically delegated to it by the terms thereof, together with such other powers as are reasonably incident thereto. [Notwithstanding the foregoing, Successor Agent (with the cooperation of Borrower and Collateral Agent) shall prepare and submit for filing such financing statements, modifications or assignments of mortgages or security agreements and other documents, instruments and agreements necessary to reflect Successor Agent as the secured party and holder of the Liens, for the benefit of the Banks on the Collateral on or before August 31, 2001 and Resigning Agent shall have no further responsibility as Collateral Agent hereunder with respect to the Collateral; provided, however, that Resigning Agent shall, from time to time subsequent to such date upon the reasonable request of Successor Agent, perform such ministerial acts at the direction of Successor Agent as may be reasonably required to carry out the intent hereof to transition the Liens on the Collateral from Resigning Agent to Successor Agent, any such actions taken by Resigning Agent being entitled to the benefit of the indemnities provided by the Banks as described in Section 5.3 of this Agreement and the indemnities provided by the Borrower pursuant to Section 9.7(b) of this Agreement and Section 14.2 of the Existing Credit Agreement.]

        5.3 Indemnification of Resigning Agent. Notwithstanding the appointment of Successor Agent pursuant to Section 5.1 of this Agreement, the provisions of Article 13 of the Existing Credit Agreement (including, without limitation, the indemnities provided by the Banks pursuant to Section 13.4 of the Existing Credit Agreement) shall continue in effect for Resigning Agent’s benefit in respect of any actions taken or omitted to be taken by Resigning Agent (i) as Agent under the Existing Credit Agreement and the Existing Loan Documents prior to the appointment of Successor Agent pursuant to Section 5.1 of this Agreement, and (ii) in its capacity as Funding Agent or Collateral Agent for the benefit of the Banks pursuant to the terms and provisions of Section 5.2 of this Agreement.

        5.4 Agency Fees. Borrower agrees to pay and perform its obligations under that certain letter agreement of even date herewith between the Borrower and Successor Agent (as the same may be modified or amended from time to time) relating to the payment by Borrower of certain administrative agent fees.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

        To induce Resigning Agent, Successor Agent and the Banks to enter into this Agreement, Borrower hereby represents and warrants to Resigning Agent, Successor Agent and each Bank that:

        6.1 Corporate Existence; Authority; Compliance with Law. Borrower is duly organized and validly existing under the laws of the state of Delaware, and is duly licensed or qualified to do business in each state where the nature of the assets owned or leased by it or business conducted by it otherwise requires such licensing or qualification (except where the failure to be so qualified or licensed would not have a Material Adverse Effect) and has all necessary corporate power to carry on its present business. Borrower has full right, power and authority to enter into this Agreement and to perform each and all of the matters and things provided for herein. This Agreement does not, nor will the performance or observance by the Borrower of any of the matters and things provided for herein, contravene any provision of law or any charter or by-law provision of Borrower or any covenant, indenture or agreement of or affecting Borrower or any of its respective properties. This Agreement has been duly executed and delivered by or on behalf of Borrower, and constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

        6.2 Occurrence of Perfection Event. A Perfection Event has occurred and Borrower and its Subsidiaries have granted Liens in favor of Resigning Agent and the Banks on the property and assets specified in, and as required by, Section 9.10 of the Existing Credit Agreement as a result thereof to the extent requested by Resigning Agent.

        6.3 Accuracy of Information. The factual data contained in or submitted by the Borrower in connection with the preparation of any reports, including, without limitation, each Cash Budget Weekly Reconciliation and Cash Budget Monthly Reconciliation, and all other information and data submitted to Resigning Agent, Successor Agent or any Bank in connection with this Agreement or the Existing Credit Agreement is, to the best of its knowledge, true, correct and complete in all material respects and it has not failed to deliver any information or data available to it which is inconsistent with any of that submitted. The Cash Budget is based upon reasonable assumptions, which are consistent with each other and with all facts known to the Borrower and its Subsidiaries at the time such budget was delivered to the Banks, and which includes all other material assumptions necessary in order for such budget to not be misleading in any material respect as of the Closing Date, and provides, in reasonable detail, an estimate of all cash receipts and all cash expenditures for Borrower and its Subsidiaries, on a consolidated basis, for each period of time described therein, it being understood that such Cash Budget is based on assumptions as to future performance which may differ from actual results and that such variances may be material.

        6.4 Full Disclosure. No representation, warranty, statement or other information contained in this Agreement, or any written statement furnished by or on behalf of Borrower or any other Subsidiary which has previously been delivered to Resigning Agent, Successor Agent or any Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.

        6.5 Litigation; Consents. Except as disclosed in the Borrower’s Form 10K for its Fiscal Year ended December 30, 2000, there is no litigation or governmental proceeding pending, or to the knowledge of Borrower threatened, against Borrower or any Subsidiary, that is reasonably expected to have a Material Adverse Effect. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Borrower of this Agreement.

        6.6 Attempts to Restructure. Borrower acknowledges the Existing Defaults and that it has been attempting to restructure the Obligations arising under the Existing Credit Agreement and the Existing Loan Documents, by exploring various alternatives including the sale of certain of their assets, raising additional equity capital or seeking other capital infusions or refinancing of such Obligations. The terms and conditions of this Agreement represent the results of those efforts as of the date hereof, and the terms and conditions set forth herein have been developed by the Borrower, Resigning Agent, Successor Agent and the Banks through the exercise of each such Person’s sole and independent business judgment after consultation with its respective counsel and other retained experts. Borrower and its Subsidiaries will continue their efforts to pursue alternative recapitalization plans, asset sales, equity infusions or refinancing, and will promptly report to Successor Agent as to any progress in this regard.

        6.7 Existing Deposit, Commodity and Securities Accounts. Schedule 6.7 attached hereto correctly identifies (i) all deposit, commodity, and securities accounts owned directly or indirectly by the Borrower, and (ii) the institutions holding such accounts. The Secured Parties have a continuing first priority Lien and control over each of such accounts (except as otherwise noted on Schedule 6.7).

ARTICLE VII.

COVENANTS; AGREEMENT DEFAULTS

        7.1 Compliance with Existing Credit Agreement. Except as expressly set forth herein, Borrower shall comply with, or cause to be complied with, all of the terms and conditions of the Existing Credit Agreement, the Existing Loan Documents, and the Additional Loan Documents.

        7.2 Pledge of Additional Collateral; Further Assurances Regarding Collateral Documentation. If, at any time during the Forbearance Period Borrower acquires any asset or property not constituting Collateral, Borrower shall, within ten (10) days thereof and at Borrower’s sole cost and expense, execute, acknowledge and deliver such instruments and do such acts as may be reasonably required to grant to, and/or maintain in favor of Successor Agent or Collateral Agent (at the election of Successor Agent), for the benefit of the Banks, a first priority Lien (subject, however, to any Liens permitted by Section 10.2 of the Existing Credit Agreement which would have priority over such Lien) on all of Borrower’s right, title and interest in and to such assets or property so acquired. At any time and from time to time, upon request of the Successor Agent, and at Borrower’s sole expense, Borrower shall promptly (but in any event within ten (10) days after such request) execute and deliver or cause to be executed and delivered all such further documents, instruments, financing statements, control agreements or other agreements as Successor Agent may reasonably deem necessary or appropriate to (i) transfer or assign any Lien in the Collateral from Resigning Agent or Collateral Agent to Successor Agent, for the benefit of the Banks, or (ii) create, preserve or perfect any Lien on the Collateral granted to Resigning Agent, Collateral Agent or Successor Agent for the benefit of the Banks, such that any such Liens shall constitute first priority Liens in favor of the Banks (subject, however, to any Liens permitted by Section 10.2 of the Existing Credit Agreement which would have priority over such Liens), and (iii) carry out the provisions and purposes of this Agreement, or to enable Successor Agent or Collateral Agent to exercise and enforce their respective rights and remedies under the Existing Credit Agreement, the Existing Loan Documents, this Agreement and the Additional Loan Documents with respect to any of the Collateral.

        7.3 Additional Reporting Requirements. In addition to the reporting requirements contained in Section 9.1 of the Existing Credit Agreement, Borrower shall furnish or cause to be furnished, the following to each Bank, each of which shall be in form and substance satisfactory to Successor Agent and the Required Banks:

(a) (i) Within five (5) Business Days after the end of each week occurring during the Forbearance Period, a Cash Budget Weekly Reconciliation for such week, and (ii) within thirty (30) days after the end of each calendar month during the Forbearance Period, a Cash Budget Monthly Reconciliation for such month.

(b) Within thirty (30) days after the end of each calendar month during the Forbearance Period, a detailed capital expenditures report summarizing in reasonable detail the amount of capital expenditures made during such month.

(c) Within thirty (30) days after the end of each calendar month during the Forbearance Period, a certificate executed by Borrower’s Chief Financial Officer, certifying that no Agreement Default, or event which with the passage of time or giving of notice, or both, would constitute an Agreement Default has occurred, or, if any Agreement Default, or event which with the passage of time or giving of notice, or both, would constitute an Agreement Default has occurred, specifying the nature and circumstances surrounding such non-compliance and outlining the actions, if any, being taken to cure such non-compliance.

         7.4 Additional Agreement Defaults:

(a) An Agreement Default will occur hereunder if the actual amount of “Cumulative Net Cash Inflow (Outflow)" for any Cash Budget Reconciliation Period is less than that reflected in the Cash Budget by more than $1,000,000. For purposes of this test, Cumulative Net Cash Outflows are represented by and shall be treated as negative numbers such that a larger Cumulative Net Cash Outflow shall be considered to be less than a smaller Cumulative Net Cash Outflow (for example, a Cumulative Net Cash Inflow (Outflow) of ($500,000) is less than a Cumulative Net Cash Inflow (Outflow) of ($200,000) by $300,000; similarly, a Cumulative Net Cash Inflow (Outflow) of ($500,000) is less than a Cumulative Net Cash Inflow (Outflow) of $100,000 by $600,000).

(b) An Agreement Default will occur hereunder if the aggregate Capital Expenditures of the Borrower and its Subsidiaries incurred or committed to during the Forbearance Period, exceed the following amounts:

          From the Closing Date through:        Cumulative Capital Expenditures
          ------------------------------        -------------------------------

          July 31, 2001                             $1,200,000
          August 31, 2001                           $1,800,000
          September 30, 2001                        $2,500,000
          October 31, 2001                          $3,000,000

        7.6 Inspections; Access to Consultants: Borrower acknowledges and agrees that (i) Agent has retained the financial consulting firm of FTI/Policano & Manzo and may retain other accountants, engineers, attorneys and other consultants, agents and representatives (collectively the “Consultants”) to inspect any of the Borrower’s or its Subsidiaries’ properties, to review reports, files, and other records and to make and take away copies, to conduct tests or investigations, and to discuss Borrower’s or its Subsidiaries’ affairs, condition, and finances with Borrower’s or its Subsidiaries’ officers, employees, or representatives from time to time during reasonable business hours and upon reasonable prior notice, (ii) it will fully cooperate with each such Consultant and provide each such Consultant with access to such properties, reports, files and other records promptly upon request and shall make its officers, employees and representatives available to each such Consultant from time to time upon request and during reasonable business hours and upon reasonable prior notice, and (iii) all reasonable fees and expenses of the Consultants shall be and be deemed to be expenses payable by Borrower pursuant to, and in accordance with, Section 14.1 of the Existing Credit Agreement (without regard, however, to any limitations on such fees and expenses contained therein) and Section 9.7(a) of this Agreement.

        7.7 Deposit, Commodity and Securities Accounts. Borrower shall not open any deposit, commodity or security account or otherwise utilize any such account other than (i) the accounts to be established with Successor Agent as contemplated in Section 5.2(b), and (ii) the accounts identified on Schedule 6.7, without the prior written consent of Successor Agent.

ARTICLE VIII.

CLOSING CONDITIONS

        8.1 Conditions to Closing. The obligations of Resigning Agent, Successor Agent and the Banks hereunder to continue to forbear from exercising their Default Rights after the Closing Date and to make additional Loans and issue additional Letters of Credit to the extent provided in Section 4.1 of this Agreement, shall be subject to the following conditions precedent:

(a) Representations; No Defaults. . As of the Closing Date:

(i) each of the representations and warranties set forth in Article VI hereof shall be and remain true and correct in all material respects as of such time (except to the extent, if any, that such representations and warranties specifically relate to an earlier date);

(ii) there shall have occurred no Agreement Default; and

(iii) Borrower shall have delivered a written officer’s certificate as to the matters set forth in subsections (i) and (ii) of this Section 8.1(a).

(b) Documentation. Borrower (i) shall have executed and delivered this Agreement, and the letter agreement described in Section 5.4 of this Agreement, and (ii) within the times and upon the terms specified in Exhibit A attached hereto, shall have executed and delivered, or cause to be executed and delivered each of the Additional Loan Documents, in form and substance reasonably satisfactory to Successor Agent and its counsel, and the Borrower shall deliver or cause to be delivered to Successor Agent all other documents and instruments required hereunder and thereunder;

(c) Fees. Borrower shall have paid all Fees incurred by Resigning Agent, Successor Agent and the members of the steering committee of the Banks, and which have been invoiced to Borrower on or before the Closing Date;

(d) Expense Deposit. Borrower shall have paid to (i) Successor Agent the Expense Deposit, and (ii) Resigning Agent the Fleet Expense Deposit required pursuant to Section 4.5;

(e) Resolutions. Borrower shall have delivered (or caused to be delivered) to Successor Agent, an excerpt of the minutes of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of this Agreement and the Additional Loan Documents to which it is or is to be a party;

(f) Incumbency Certificate. Borrower shall have delivered (or caused to be delivered) to Successor Agent, a certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower, certifying the name of each of its officers (i) who is authorized to sign this Agreement and the Additional Loan Documents to which it is or is to be a party (including, without limitation, the certificates contemplated herein), together with specimen signatures of each such officer, and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notice and other communications in connection with this Agreement and the transactions contemplated hereby;

(g) Articles of Incorporation. Borrower shall have delivered (or caused to be delivered) to Successor Agent, the articles of incorporation of the Borrower certified by its Secretary or an Assistant Secretary;

(h) Bylaws. Borrower shall have delivered (or caused to be delivered) to Successor Agent, the bylaws of the Borrower certified by its Secretary or an Assistant Secretary;

(i) Governmental Certificates. Borrower shall have delivered (or caused to be delivered) to Successor Agent, certificates of the appropriate government officials of the state of incorporation of the Borrower as to its existence and good standing, all dated a current date; and

(j) Conversion of Swingline Loans to Revolving Loans. Each Bank shall have funded its respective participation in the outstanding Swingline Loans by making Revolving Loans in the aggregate principal amount for all Banks equal to the outstanding principal amount of Swingline Loans as of the date hereof, the proceeds of such Revolving Loans being paid directly to Resigning Agent and applied by Resigning Agent to repay the outstanding principal balance of the Swingline Loans on such date.

(k) Legal Matters. Legal matters incident to the execution and delivery of this Agreement, the Additional Loan Documents and the other instruments and documents contemplated hereby shall be reasonably satisfactory to Successor Agent and its counsel, and Successor Agent shall have received the written opinion of Weil, Gotshal & Manges LLP, counsel to Borrower in form and substance reasonably satisfactory to Successor Agent and its counsel.

ARTICLE IX.

MISCELLANEOUS

        9.1 Termination. This Agreement shall terminate upon the earliest to occur of: (i) July 5, 2001, if the Closing Date shall not have occurred on or before such date, (ii) October 31, 2001, or (iii) the occurrence of an Agreement Default. Upon the termination of this Agreement, Resigning Agent, Collateral Agent, Successor Agent and the Banks shall be entitled to exercise all of their respective rights and remedies under this Agreement, the Existing Credit Agreement, the Existing Loan Documents and the Additional Loan Documents.

        9.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Successor Agent and the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        9.3 Notices, Etc. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be sent to the address given, and shall be provided in the manner specified in the Existing Credit Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the person designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Any notice or communication to the Successor Agent shall be delivered to:

                               Credit Lyonnais New York Branch
                               1301 Avenue of the Americas
                               New York, New York 10019
                               Attention:  Mr. James Hallock
                               Telecopy Number:  (212) 261-3259

         with a copy to:

                               Haynes and Boone, LLP
                               1000 Louisiana Street, Suite 4300
                               Houston, Texas  77002
                               Attention:  Mr. Charles A. Beckham, Jr.
                               Telecopy Number:  (713) 236-5638

Any notice or communication to Resigning Agent, Funding Agent or Collateral Agent shall be delivered to:

                               Fleet National Bank
                               777 Main Street, 20th Floor
                               Mail Code: CT EH 40221A
                               Hartford, CT  06115
                               Attention:  Mr. Michael S. Haines, Senior Vice President
                               Telecopy Number:  (860) 986-5076

         with a copy to:

                               Patton Boggs LLP
                               2001 Ross Avenue, Suite 3000
                               Dallas, Texas 75201
                               Attention:  Mr. Robert W. Jones
                               Telecopy Number:  (214) 758-1550

         9.4 Survival of Representations and Warranties. The representations and warranties of the Borrower contained herein shall survive the Closing Date.

        9.5 No Waiver; Remedies. No failure on the part of Resigning Agent, Successor Agent, Funding Agent, Collateral Agent or any Bank to exercise, and no delay or forbearance in exercising, any right, remedy or defense shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right, remedy or defense. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or the Existing Credit Agreement, the Existing Loan Documents, and the Additional Loan Documents.

        9.6 Effect on Existing Credit Agreement. This Agreement contains the entire agreement between the parties regarding the subject hereof and nothing contained in this Agreement is intended to, nor shall, modify any of the terms of the Existing Credit Agreement except as expressly stated herein. All of the terms and conditions of the Existing Credit Agreement modified hereby shall be reinstated in their entirety as originally written and shall be in full force and effect as so written upon termination of this Agreement (provided, however, that the obligations of the Borrower under, and the modifications and amendments contained in, Sections 4.5, 4.6, 9.7, 9.10, 9.15 and the terms and provisions of Article V shall survive the termination of this Agreement), and each Existing Default shall survive the termination of this Agreement.

         9.7 Costs and Expenses; Indemnities.

(a) Borrower agrees to pay on demand all reasonable costs and expenses of Successor Agent, Funding Agent, Collateral Agent and all reasonable out-of-pocket travel expense of each member of the steering committee of the Banks, in connection with the negotiation, preparation, execution of this Agreement and the Additional Loan Documents, the transactions contemplated hereby and thereby or the modification or amendment of this Agreement, the Existing Credit Agreement, the Existing Loan Documents, the Additional Loan Documents, or any of the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel and other Consultants to Successor Agent, Funding Agent and Collateral Agent with respect thereto and with respect to advising Successor Agent, Funding Agent and Collateral Agent as to their respective rights and responsibilities under this Agreement, the Existing Credit Agreement, the Existing Loan Documents and the Additional Loan Documents and all reasonable costs and expenses of Successor Agent, Funding Agent and Collateral Agent (including, without limitation, reasonable fees and expenses of its counsel and other Consultants), and all reasonable out-of-pocket travel expenses of each member of the steering committee of the Banks in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Existing Credit Agreement, the Existing Loan Documents, the Additional Loan Documents and the other documents to be delivered hereunder and thereunder. The obligation of Borrower to pay such costs and expenses shall not be subject to limitation or reduction in any manner whatsoever, including any of the limitations described in Section 14.1 of the Existing Credit Agreement.

(b) Borrower agrees to defend, protect, indemnify and hold harmless Successor Agent, Funding Agent, Collateral Agent and each Bank and their respective affiliates, the directors, officers, employees, agents, attorneys, consultants and advisors (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) (each of the foregoing being an “Indemnitee”) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding whether direct, indirect or consequential and whether based on any federal, state or local laws or other statutory regulations, securities and commercial laws and regulations, under common law or in equity, or in contract, tort or otherwise, in any manner relating to or arising out of this Agreement, the Existing Credit Agreement, any Existing Loan Document, any Additional Loan Document, or any act, event or transaction related or attendant thereto (collectively, the “Indemnified Matters”), IT BEING THE INTENT OF THE PARTIES THAT EACH INDEMNITEE SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN ORDINARY OR CONTRIBUTORY NEGLIGENCE WITH RESPECT TO ANY INDEMNIFIED MATTER; provided, that Borrower shall not have any obligation hereunder to an Indemnitee with respect to an Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c) Resigning Agent, Successor Agent, Funding Agent, Collateral Agent and each Bank agree that in the event that any such investigation, litigation or proceeding set forth in subparagraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any remedial, removal or response action is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify Borrower in writing.

(d) Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, and Borrower, in any event, may participate in the defense thereof with legal counsel of Borrower’s choice. In the event that such Indemnitee requests Borrower to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair Borrower’s obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

        9.8 Right of Setoff. Upon the occurrence and during the continuance of any Agreement Default, Successor Agent, Funding Agent, Collateral Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Successor Agent, Funding Agent, Collateral Agent or any Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, the Existing Credit Agreement, the Existing Loan Documents or the Additional Loan Documents, irrespective of whether or not Successor Agent, Funding Agent, Collateral Agent or any Bank shall have made any demand under this Agreement or the Existing Credit Agreement and although such obligations may be unmatured. Successor Agent, Funding Agent, Collateral Agent or such Bank, as applicable, agrees promptly to notify Borrower after any such setoff and application made by it; provided, however, that failure to give such notice shall not affect the validity of such setoff and application. The rights of Successor Agent, Funding Agent, Collateral Agent and each Bank hereunder are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which they may have.

        9.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, Resigning Agent, Successor Agent, Funding Agent, Collateral Agent each Bank and their respective permitted successors and assigns.

        9.10 Release of Claims. Each of the Releasing Parties desires and intends fully to compromise, release and settle any and all of the Released Claims existing on the Closing Date; and each of the Releasing Parties hereby covenants, warrants, and represents unto each of the Released Parties that such Releasing Party does hereby forever RELEASE, ACQUIT, WAIVE AND DISCHARGE each of the Released Parties of and from the Released Claims and each of the Releasing Parties hereby declares the same forever RELEASED, ACQUITTED, WAIVED, SETTLED AND DISCHARGED. This release is effective without regard to whether (i) such Released Claims are known or unknown, (ii) damages arising out of such Released Claims have yet accrued, (iii) such Released Claims arose collaterally, directly, derivatively or otherwise between the parties hereto or (iv) an ordinary person in the same or similar circumstances would or would not, through the exercise of due care, have discovered such claims by the date of this Agreement. In connection with the foregoing release:

(a) Borrower represents and warrants that it has full power and authority to perform the release granted in this Section 9.10 and that it has not in any manner made any assignment of any Released Claim to any third party.

(b) The release granted in this Section 9.10 will be effective upon execution of this Agreement by all of the parties hereto.

(c) Each party executing this Agreement understands and agrees that the release granted in this Section 9.10 is a full, final and complete release of the Released Claims and that such release may be pleaded as an absolute and final bar to any or all suits which may hereafter be filed or prosecuted by any one or more of the Releasing Parties or anyone claiming by, through or under any one or more of the Releasing Parties in respect of any of the matters released hereby, and that no recovery on account of the Released Claims may hereafter be had from any of the Released Parties; and that the consideration given for such release is not an admission of liability or fault on the part of any of the Released Parties (it being the express intent of the parties hereto to obtain peace of mind and avoid the expense and uncertainty of potential litigation), and that none of the Releasing Parties or those claiming by, through or under any of them will ever claim that it is.

        9.11 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF TEXAS. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

        9.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE EXISTING CREDIT AGREEMENT OR ANY OTHER EXISTING LOAN DOCUMENT OR ADDITIONAL LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENTS OR ACTIONS OF ANY PARTY HERETO.

         9.13 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        9.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.15 Additional Waivers.

a. In consideration of Resigning Agent, Successor Agent and the Banks entering into this Agreement, Borrower hereby unconditionally waives and relinquishes, and agrees not to assert in any action or proceeding, any and all rights, privileges, defenses and benefits it may now have or in the future obtains in connection with the Existing Credit Agreement, the Existing Loan Documents, this Agreement, or the Additional Loan Documents and the loans evidenced thereby, under (i) any law which may limit on the amount of a deficiency judgment with respect to any Obligation; (ii) any bar to deficiency judgments, (iii) any requirement of law that Successor Agent, Funding Agent, Collateral Agent or the Banks exhaust any Collateral or other security for the Obligations before proceeding against Borrower; (iv) any law which may prohibit Successor Agent, Funding Agent, Collateral Agent or the Banks from enforcing their rights and remedies against Borrower by both a private trustee’s sale and an action in court; (v) any law which requires that a court action to enforce the Banks’ rights be an action to foreclose on any Collateral; (vi) any defense based upon any legal disability or other defense of Borrower, or any other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Existing Credit Agreement or any of the Existing Loan Documents, this Agreement, and the Additional Loan Documents; (vii) any defense based upon any lack of authority of the officers, directors, members, partners or agents acting or purporting to act on behalf of Borrower, or any shareholder or principal of Borrower, or any defect in the formation of Borrower; (viii) any defense based upon the application by Borrower of the proceeds of the loans evidenced by the Existing Credit Agreement or the Existing Loan Documents for purposes other than the purposes represented by Borrower to the Banks or intended or understood by the Banks; (ix) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (x) any defense based upon Successor Agent’s, Collateral Agent’s or the Banks’ election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (xi) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (xii) any right of subrogation, any right to enforce any remedy which Successor Agent, Funding Agent, Collateral Agent or the Banks may have against Borrower and any right to participate in, or benefit from, any security for the Obligations now or hereafter held by the Banks; (xiii) notice of acceptance, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand of any kind; and (xiv) the benefit of any statute of limitations affecting the liability of Borrower hereunder or the enforcement hereof. In addition, Borrower hereby waives any default or defect in, or failure to abide by, any and all notices and procedures required of Agent or any Bank pursuant to applicable laws and the terms of the Existing Credit Agreement or the Existing Loan Documents in connection with the Existing Defaults, and hereby waives and releases any and all rights or claims that it may have with respect thereto.

b. Borrower hereby unconditionally represents, warrants, acknowledges and agrees that the waivers contained in Section 9.15(a) are being given (i) subsequent to and not as consideration for the execution of the Existing Credit Agreement or the Existing Loan Documents, or the making or renewing of the loans evidenced thereby, (ii) with the full knowledge and understanding of the consequences thereof, (iii) after Borrower has obtained the advice of legal counsel in connection therewith, and (iv) with the intent that the waivers will be relied on by Successor Agent, Funding Agent, Collateral Agent and the Banks and enforceable against Borrower. Without the necessity of further proof, Borrower further represents, warrants, acknowledges and agrees that Successor Agent, Funding Agent, Collateral Agent and the Banks are relying on such waivers in entering into this Agreement, and that Successor Agent, Funding Agent, Collateral Agent and the Banks would not have entered into this Agreement if Borrower did not provide the foregoing waivers to Successor Agent, Funding Agent, Collateral Agent and the Banks. Borrower hereby acknowledges and agrees that the waivers of Borrower contained herein are reasonable, are supported by adequate and fair consideration. If, notwithstanding the foregoing, any of the waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

        9.16 Financing Statement Authorization; Revised UCC. Borrower hereby irrevocably authorizes Successor Agent, Collateral Agent and each Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto (without the requirement for Borrower’s signature thereon) that (i) indicate the Collateral (A) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction or whether such assets are included in the Collateral under the Existing Credit Agreement, the Existing Loan Documents, this Agreement and the Additional Loan Documents, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Borrower is an organization, the type of organization, and any organization identification number issued to Borrower and, (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Successor Agent, Collateral Agent and each Secured Party, as applicable, promptly upon request. Successor Agent, Funding Agent, Collateral Agent, Banks and Borrower hereby confirm and acknowledge that all references to the UCC as in effect in Texas or any other jurisdiction in the Existing Credit Agreement, the Existing Loan Documents, this Agreement and the Additional Loan Documents shall be to the UCC as enacted in the State of Texas or such other jurisdiction, as amended or modified and in effect at the time in question. Any references to the UCC in the Existing Credit Agreement, the Existing Loan Documents, this Agreement and the Additional Loan Documents are hereby deemed to be revised accordingly.

        9.17 ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH ALL OF THE ADDITIONAL LOAN DOCUMENTS, AND ALL CERTIFICATES AND DOCUMENTS DELIVERED HEREUNDER OR THEREUNDER, EMBODIES THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF.

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                                                     SIGNATURE PAGE(S) TO FOLLOW]

                                                     [SIGNATURE PAGE TO AGREEMENT]
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                              BORROWER:

                                                              DARLING INTERNATIONAL INC.

                                                              By:
                                                                       --------------------------------------------
                                                                       Name:
                                                                              -------------------------------------
                                                                       Title:
                                                                                 ------------------------------------------

                                                              SUCCESSOR AGENT:

                                                              CREDIT LYONNAIS NEW YORK BRANCH, as Successor Agent for the Banks

                                                              By:
                                                                       --------------------------------------------
                                                                       Name:
                                                                                -----------------------------------
                                                                       Title:
                                                                                -----------------------------------

                                                              RESIGNING AGENT:

                                                              FLEET NATIONAL BANK, as
                                                              Resigning Agent for the Banks

                                                              By:
                                                                       --------------------------------------------
                                                                       Name:
                                                                                -----------------------------------
                                                                       Title:
                                                                                -----------------------------------

                                                              BANKS:

                                                              CREDIT LYONNAIS NEW YORK BRANCH

                                                              By:
                                                                       --------------------------------------------
                                                              Name:
                                                                       --------------------------------------------
                                                              Title:
                                                                       --------------------------------------------

                                                              FLEET NATIONAL BANK

                                                              By:
                                                                       --------------------------------------------
                                                                       Name:
                                                                                -----------------------------------
                                                                       Title:
                                                                                -----------------------------------
                                                              COMERICA BANK

                                                              By:
                                                                       --------------------------------------------
                                                                       Name:
                                                                                -----------------------------------
                                                                       Title:
                                                                                -----------------------------------

                                                              WELLS FARGO BANK (TEXAS) NATIONAL ASSOCIATION

                                                              By:
                                                                       --------------------------------------------
                                                              Name:
                                                                       --------------------------------------------
                                                              Title:
                                                                       --------------------------------------------

                                                              HARRIS TRUST AND SAVINGS BANK

                                                              By:
                                                                       --------------------------------------------
                                                                       Name:
                                                                                -----------------------------------
                                                                       Title:
                                                                                -----------------------------------

                                                              CREDIT AGRICOLE INDOSUEZ

                                                              By:
                                                                       --------------------------------------------
                                                                       Name:
                                                                                -----------------------------------
                                                                       Title:
                                                                                -----------------------------------

                                                              SUN TRUST BANK, ATLANTA

                                                              By:
                                                                       --------------------------------------------
                                                              Name:
                                                                       --------------------------------------------
                                                              Title:
                                                                       --------------------------------------------

                                                              PPM AMERICA SPECIAL INVESTMENTS FUND, LP

                                                              By:      PPM America, Inc., as its attorney-in-fact

                                                                       By:
                                                                                -----------------------------------
                                                                                Name:
                                                                                        ---------------------------
                                                                                Title:
                                                                                        ---------------------------
                                                              PPM AMERICA SPECIAL INVESTMENTS CBO II, LP

                                                              By:      PPM America, Inc., as its attorney-in-fact

                                                                       By:
                                                                                -----------------------------------
                                                                                Name:
                                                                                        ---------------------------
                                                                                Title:
                                                                                        ---------------------------

                                                              DAPLE, SA

                                                              By:      PPM America, Inc., as its attorney-in-fact

                                                                       By:
                                                                                -----------------------------------
                                                                                Name:
                                                                                        ---------------------------
                                                                                Title:
                                                                                        ---------------------------

                                                              ARK CLO 2000-1, LIMITED

                                                              By:      Patriarch Partners, LLC.
                                                                       its Collateral Manager

                                                                       By:
                                                                                -----------------------------------
                                                                                Name:
                                                                                        ---------------------------
                                                                                Title:
                                                                                        ---------------------------

                                                              BANK ONE

                                                              By:
                                                                       -----------------------------------
                                                                       Name:
                                                                                --------------------------
                                                                       Title:
                                                                                --------------------------

                                                              MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

                                                              By:
                                                                       -----------------------------------
                                                                       Name:
                                                                                --------------------------
                                                                       Title:
                                                                                --------------------------